Exhibit 10.12

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into as of [●] day of [Month], 2025 by and between Regenique Group Limited, a company incorporated in Cayman Island (Co No: OC-415793) whose registered office is at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KYI-9009 Cayman Islands (the “Company”), and [Individual’s Name], an individual (Passport No: [●]) residing [Address] serving as [●] of the Company (the “Individual”).

WHEREAS, the Individual serves as [●] and in such capacity is performing a valuable service for the Company;

WHEREAS, the Company and the Individual recognize the substantial risk of litigation and other claims being asserted against Individuals of public companies;

WHEREAS, the Company desires to provide for the indemnification, advancement, reimbursement, and insurance of certain liabilities and expenses of the Individual, to the fullest extent permitted by law; and

NOW, THEREFORE, in consideration of the Individual's agreement to serve as [●] from and after the date hereof, the parties hereto agree as follows:

1.	Indemnification

1.1.	The Company hereby agrees to hold harmless and indemnify the Individual to the fullest extent permitted by law, as such may be amended from time to time.

1.2.	The Company shall indemnify the Individual against any and all expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, or amounts paid in settlement) incurred by the Individual in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

2.	Advancement of Expenses

2.1.	The Company shall advance all expenses incurred by the Individual in connection with any proceeding covered under Section 1 of this Agreement.

2.2.	The Individual shall repay any amounts advanced if it is ultimately determined that the Individual is not entitled to be indemnified by the Company.

3.	Determination of Entitlement to Indemnification

3.1.	The Company shall not be obligated to indemnify the Individual for any Proceeding (or part thereof) or Settlements initiated by the Individual unless upon written request by the Individual for indemnification. A determination with respect to the Individual's entitlement thereto shall be made in the specific case by one of the following methods, at the election of the board of directors of the Company (“Board”):

a)	By a majority vote of the disinterested directors, even though less than a quorum;

b)	By a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum;

c)	If there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board; or

d)	By the shareholders of the Company.

4.	Presumptions and Effect of Certain Proceedings

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Individual did not act in good faith and in a manner which the Individual reasonably believed to be in or not opposed to the best interests of the Company.

5.	Insurance

5.1.	The Company shall maintain director and officer insurance for the Individual in an amount not less than that available to any other director or officer.

5.2.	Any such insurance shall respond prior to any indemnification obligations of the Company.

6.	Duration of Agreement

This Agreement shall continue in effect for so long as Individual serves as a [•] of the Company or, at the request of the Company, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and thereafter for so long as the Individual may be subject to any possible Proceeding arising out of acts or omissions occurring during the Individual's service to the Company.

7.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written

Regenique Group Limited	[Name]
[●]

[Signature Page to Indemnification Agreement]

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